UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2355 Waukegan Road

Bannockburn, Illinois 60015

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SRCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

Stericycle, Inc. (Nasdaq: SRCL) (the “Company”) today announced its updated timeline for the deployment of its enterprise resource planning (“ERP”) system.

The Company had previously expected to complete the North American deployment of its ERP system in 2020.  In view of the impacts of COVID-19, the Company now expects to defer the North American implementation of the ERP system until the first half of 2021.  The Company will continue to maintain and tune the planned ERP system and data throughout 2020.  Focused preparation and employee training will resume in the fourth quarter of 2020 in anticipation of deployment.

            Stericycle remains committed to implementation of the ERP system.  As the COVID-19 pandemic unfolded in the United States during the first quarter of 2020, the Company benefited from its previously deployed enterprise platforms, including its purchase order system deployed in North America in late 2018 and the global implementation of a human capital management system deployed in January 2020. These systems supported management’s COVID-19 response efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 5, 2020	Stericycle, Inc.

By:	/s/ Janet H. Zelenka

Janet H. Zelenka
Executive Vice President and Chief Financial Officer